SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

              Filed by the Registrant |X|
              Filed by a Party other than the Registrant |_|

              Check the appropriate box:
              |_|  Preliminary proxy statement
              |_| Confidential, For Use of the Commission Only (as permitted by
                    Rule 14a-6(e)(2))
              |X| Definitive proxy statement
              |_| Definitive Additional Materials
              |_| Soliciting Material Pursuant to Rule
                    14a-11(c) or Rule 14a-12

                              NETWORK COMMERCE INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:
        ____________________

   (2)  Aggregate number of securities to which transaction applies:
        ____________________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:
        ____________________

   (5)  Total fee paid: ______________________________________________________

|_|      Fee paid previously with preliminary materials.
|_|      Check box if any part of the fee is offset as provided by Exchange Act
            Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       (1)Amount Previously Paid:_____________________________________________
       (2)Form, Schedule or Registration Statement No.: ______________________
       (3)Filing Party: ______________________________________________________
       (4)Date Filed:_________________________________________________________

                          [Network Commerce Letterhead]

August 22, 2001

Dear Network Commerce Shareholders:

     I am pleased to invite you to Network Commerce's annual meeting of shareholders. The meeting will be at 2:00 p.m., local time, on Thursday, September 27, 2001 at the Doubletree Hotel, 300 112th Avenue, S.E., Bellevue, Washington 98004.

     At the meeting, you will be asked to elect one director to the Network Commerce Board of Directors, to approve an amendment increasing by 2,000,000 the number of shares of common stock reserved for issuance under our Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan, to approve the issuance of up to $18,000,000 of our common stock under the terms of an equity line of credit and transact any other business properly presented at the meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Network Commerce and our operations, including our annual report on form 10-K and our audited consolidated financial statements, in the enclosed 2000 annual report to shareholders.

     We hope you can join us on September 27, 2001. Whether or not you can attend, please read the enclosed proxy statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

                                                     Sincerely,




                                                     Dwayne M. Walker
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                              NETWORK COMMERCE INC.
                             411 First Avenue South
                                 Suite 200 North
                            Seattle, Washington 98104

                                                               August 22, 2001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held Thursday, September 27, 2001



Dear Network Commerce Shareholders:

     On Thursday, September 27, 2001, Network Commerce Inc. will hold its annual meeting of shareholders at the DoubleTree Hotel, 300 112th Ave S.E., Bellevue, Washington. The annual meeting will begin at 2:00 p.m., local time. Only shareholders who owned stock at the close of business on the record date, July 31, 2001, can vote at this meeting or any adjournments that may take place. At the annual meeting we will ask you to:

     Elect one director to our board of directors to serve for a term as more fully described in the accompanying proxy statement;

     Approve an amendment increasing by 2 million the number of shares of common stock reserved for issuance under our Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan;

     Approve the issuance of up to $18 million of our common stock in connection with an equity line of credit; and

     Transact any other business properly presented at the meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED SLATE OF DIRECTORS DESCRIBED IN THE PROXY STATEMENT, FOR THE AMENDMENT INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER OUR AMENDED AND RESTATED 1996 COMBINED INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN AND IN FAVOR OF THE ISSUANCE OF UP TO $18 MILLION OF OUR COMMON STOCK IN CONNECTION WITH AN EQUITY LINE OF CREDIT.

     At the meeting, we will also report on our 2000 business results and other matters of interest to shareholders.

     To ensure your representation at the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.

     The approximate date of mailing this proxy statement and accompanying proxy cards is August 22, 2001.

                                      By Order of the Board of Directors,


                                      Dwayne M. Walker
                                      Chairman of the Board and
                                      Chief Executive Officer

     Please note that attendance at our annual meeting will be limited to shareholders as of the record date, or their authorized representatives, and guests.

                              NETWORK COMMERCE INC.
                                 PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The board of directors of Network Commerce Inc. is sending you this proxy statement in connection with its solicitation of proxies for use at Network Commerce's 2001 annual meeting of shareholders. The annual meeting will be held at the DoubleTree Hotel, 300 112th Ave S.E., Bellevue, Washington on Thursday, September 27, 2001 at 2:00 p.m., local time. We intend to give or mail to shareholders definitive copies of this proxy statement and accompanying proxy cards on or about August 22, 2001.

Record Date and Outstanding Shares

     Only those shareholders who owned common stock at the close of business on July 31, 2001, the record date for the annual meeting, can vote. At that date, there were 5,447,012 issued and outstanding shares of common stock.

     Except as otherwise noted herein, all share numbers have been adjusted to reflect a 1-for-15 reverse split of our Common Stock which became effective immediately prior to the opening of trading on the Nasdaq National Market on Monday, June 18, 2001.

Quorum

     A quorum for the annual meeting is a majority of the outstanding shares of common stock entitled to vote, whether in person or by proxy, at the annual meeting.

Revocability of Proxies

     If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

     notifying the Secretary of Network Commerce in writing before the annual meeting;

     delivering to the Secretary of Network Commerce before the annual meeting a signed proxy with a later date; or

     attending the annual meeting and voting in person.

Solicitation of Proxies

     We retained Wells Fargo Shareowner Services to help solicit proxies. We will pay the cost of its services, which is estimated at approximately $4,000 plus reasonable and customary expenses. Proxies will be solicited by personal interview, mail and telephone. Proxies may also be solicited by our directors, officers and employees by telephone, facsimile or otherwise. Our directors, officers and employees will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.

Voting

     You are entitled to one vote for each share of common stock you hold. In the election of directors, the directors who receive the greatest number of affirmative votes cast by holders of common stock present, either in person or by proxy, and entitled to vote at the annual meeting, will be elected to the board. You are not entitled to cumulate votes in electing directors.

     If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy card is signed and returned without any direction given, your shares will be voted according to our recommendation. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in this proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

     Abstention and broker non-votes will have no effect on the proposals to be voted on at the annual meeting since they will not represent votes cast at the annual meeting for the purpose of voting on such proposals.

     If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Accountants

     Representatives of Andersen LLP, our accountants, are expected to be present at the meeting. Andersen LLP will have the opportunity to make a statement and will be available to respond to appropriate questions.

                              ELECTION OF DIRECTORS
                                  (Proposal #1)

     Our articles of incorporation and bylaws provide for five directors. Our board currently consists of four directors, with one vacancy. The proxies voted cannot be voted for a greater number of persons than the number of nominees named.

     Our board of directors is divided into three classes. Class I consists of Mr. Mark Terbeek, whose term will expire at the annual meeting of shareholders to be held in 2003; Class II consists of Mr. Christopher Fenner, whose term will expire at the annual meeting of shareholders to be held in 2001; and Class III consists of Messrs. Lonsdale and Walker, whose terms will expire at the annual meeting of shareholders to be held in 2002. There is one vacancy among the Class I directors on our board. We intend that this vacancy will exist until such time as a suitable replacement is identified and aggress to serve in such capacity. Under our Bylaws, the sitting members of the board of directors have the authority to fill this vacancy. At each annual meeting of shareholders, successor directors are elected to replace those whose terms have expired. Directors serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. This classification of the board of directors may have the effect of delaying or preventing a change in control or management. Our officers serve at the discretion of the board of directors. There are no family relationships among any of our directors or executive officers.

     Information is provided below with respect to the one nominee for Class II director, as well as those other directors whose terms will continue after the 2001 annual meeting. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote shares represented by properly executed proxies FOR the one nominee to the board named below. Although the board anticipates that Mr. Fenner will be available to serve as a director, should he not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the board.

Nominee for Election

     Class II director (term to expire in 2004)
     ------------------------------------------
     Christopher P. Fenner, age 35, has served as a director since June 2001. Since May 2001 he has been an independent management consultant. From June 1998 to June 2001 he was a Vice President of the Emerging Growth Division at Imperial Bank. From August 1988 to June 1998 he held various key management positions at Seafirst National Bank. Mr. Fenner received a B.A. in Business with a concentration in Finance from the University of Washington.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

Continuing Board Members

     Continuing Class III Directors (terms to expire 2002)

     David M. Lonsdale, age 47, has served as a director since October 1998. Since February 2000, he has been Chairman and Chief Executive Officer of bTrade.com, Inc. From December 1998 to February 2000, he was the President and Chief Executive Officer of Uppercase, a Xerox subsidiary and software development company. From November 1996 to November 1998, he was the Chief Executive Officer and President of Major Connections, a software distribution company. From April 1995 to November 1996, he was Vice President of Worldwide Sales at Integrated Micro Products, a computer manufacturer. From May 1990 to April 1995, he was President and Chief Executive Officer of A.C. Nielsen Software and Systems, a direct marketing software company delivering software and solutions for direct marketing. Mr. Lonsdale received a B.S. in physics and a B.S. in mathematics from the University of Leeds in England and an M.B.A. from Cornell University.

     Dwayne M. Walker, age 40, has been our Chairman of the Board since March 1996, our Chief Executive Officer since August 1996, our President since April 2001 and a director since August 1995. Mr. Walker was our President from March 1996 to January 2000. From April 1995 to April 1996, he was President and Chief Executive Officer of Integra Technologies, a wireless communications company. From September 1989 to March 1995, he was a Director for Microsoft Windows NT and Networking Products and a General Manager of Microsoft Corporation, a software company.

     Continuing Class I directors (term to expire in 2003)

     Mark H. Terbeek, age 30, has served as a director since February 1997. Since July 1999 he has been Vice President-Corporate Development at Jamcracker, Inc. From August 1997 to July 1999, he was an independent management consultant. From May 1995 to August 1997, he was an associate for First Analysis Corporation, a venture capital firm. From August 1993 to May 1995, he was a business analyst at McKinsey & Co., a management consulting company. He received a B.A. from DePauw University and an M.B.A. from Stanford University.

Information on Board Committees and Meetings

     During 2000, there were 15 meetings of the Board, 7 of which were held telephonically. Each of Network Commerce's directors attended 75% or more of the total number of board meetings held during that director's service on the board. Each of the directors attended 75% or more of the committee meetings held during the director's service on the applicable committee.

     The board has an audit committee and a compensation committee.

     The audit committee reviews our financial controls and our accounting, audit and reporting activities. The audit committee also makes recommendations to our board of directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by our independent auditors and reviews the accounting principles and auditing practices and procedures to be used for our financial statements. Messrs. Lonsdale, Terbeek and Fenner constitute the audit committee. During the past year, there were 6 audit committee meetings.

     The compensation committee reviews and recommends to the board of directors the compensation and benefits for our officers, directors and employees. The compensation committee also administers our stock option plans and our employee stock purchase plan. Messrs. Lonsdale, Terbeek and Fenner constitute the compensation committee. During the past year, there were 4 compensation committee meetings.

Compensation Committee Interlocks and Insider Participation

     Currently, no member of the compensation committee is an officer or employee of Network Commerce. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Directors Compensation

     Directors currently receive cash compensation from us on a quarterly basis for serving as directors and on board committees. Additionally, they are reimbursed for their reasonable expenses incurred in attending board meetings. Furthermore, from time to time, we grant options to purchase common stock to nonemployee directors.

Executive Officers Who Are Not Directors

     Anne-Marie K. Savage, age 37, has been an Executive Vice President since June 1999. Ms. Savage has primary responsibility for the 1-to-1 business unit. From February 1998 to June 1999, she was our Senior Vice President-Marketing and Business Development. From March 1997 to February 1998, she was our Vice President-Online Stores, and from July 1996 to March 1997, she was our Director of Marketing. From April 1995 to April 1996, she was the Director of Marketing of Integra Technologies. Ms. Savage received a B.A. from Washington State University.

     N. Scott Dickson, age 39, has been the Chief Financial Officer since July 2001. From April 2001 to July 2001, he was our controller. From September 1999 to January 2001, Mr. Dickson was the Controller and Secretary at MemeStreams. From August 1997 to April 1999, he was the Controller for SPL WorldGroup. From October 1996 to July 1997, he was vice president and corporate controller for NetSource Communications, and prior to that he was a vice president at Splash Studios. Mr. Dickson has a B.S. in accounting from Montana State University.

     Stephen D. Smith, age 42, has been an Executive Vice President since July, 2001. From December 2000 to March 2001 he was our Senior Vice President and interim Chief Financial Officer. From 1998 to March 2000, Mr. Smith was the Chief Financial Officer and Secretary of Asterion.com in Seattle, Washington. From December 1999 through March 2000 he served as Asterion.com's interim Chief Executive Officer. From 1997 to 1998 Mr. Smith was a Product Manager at Oracle Corporation, and from 1992 to 1997 he was Assistant Controller/Director of Accounting at Horizon Air. Mr. Smith received a B.A. in business administration from the University of Washington. Sanjay Anand, age 43, has been an Executive Vice President and Chief Information Officer since April, 2001. Mr. Anand is charged with managing and operating the systems and network infrastructure for Network Commerce. From December 2000 to April 2001 he was our Senior Vice President - Information Technology. From March 2000 to December 2000 he was Vice President - Information Technology, and from February 1999 to March 2000 he was our Director of Information Technology. From November 1998 to February 1999 he was a Senior Project Manager at VoiceStream Wireless. From April 1998 to November 1998 he was a Senior Network/Security Consultant at Costco Wholesale. From October 1994 to March 1998 he was a Senior Systems Analyst at Kenworth Trucks (Paccar). Mr. Anand has a B.S. in Commerce and Accounting from Bombay University and a M.B.A. from Asian Institute of Management, Manila Phillipines.

     The following table sets forth as of December 31, 2000, certain information regarding the beneficial ownership by each of our officers for whom information is provided under "Executive Compensation" in this report;

     each of our directors; and

     all of our directors and executive officers as a group.

     Based on publicly available information, no person beneficially owned more than 5% of our outstanding voting securities at December 31, 2000. To our knowledge, the beneficial owners listed on the following table have sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                                                         Shares of
                                                                                             Network Commerce Inc. Common Stock
                                  Name and Address of                                       Number Beneficially        Percent of
                                   Beneficial Owners                                              Owned(1)              Class(2)
Executive Officers
Dwayne M. Walker (3)..................................................................               201,003            3.0%
Dr. Ganapathy Krishnan................................................................                59,846               *
Joe E. Arciniega, Jr. (4) ............................................................                25,295               *
Alan D. Koslow (5) ...................................................................                24,563               *
Anne-Marie K. Savage (6)..............................................................                19,336               *

Directors

David M. Lonsdale ....................................................................                 5,000               *
Mark H. Terbeek (7)...................................................................                 3,896               *
All directors and executive officers as a group (8) (7 persons).......................               314,376            6.5%

-----------

* Less than 1% of the outstanding shares of common stock.

(1) As used in this Section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the percent owned has been computed in accordance with Rule 13d-3(d)(1)

(3) Includes 427 shares owned by family members of Mr. Walker over which Mr. Walker holds voting power and 5,000 shares held by various trusts over which Mr. Walker has voting power. Also includes 50,417 shares issuable pursuant to options held by Mr. Walker that are currently exercisable or exercisable within 60 days of December 31, 2000. Mr. Walker is a director in addition to being an executive officer.

(4) Includes 25,295 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of December 31, 2000. Mr. Arciniega resigned from his position as President and Chief Operating Officer on April 2, 2001.

(5) Includes 14,377 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of December 31, 2000. Mr. Koslow resigned from his position as Executive Vice President, Chief Financial Officer, General Counsel and Secretary on December 31, 2000.

(6) Includes 19,336 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of December 31, 2000.

(7) Includes 2,500 shares issuable pursuant to options held by Mr. Terbeek that are currently exercisable or exercisable within 60 days of December 31, 2000.

(8) Includes 128,425 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of December 31, 2000.


Executive Officer Compensation

     The following table sets forth the compensation paid by us to our Chief Executive Officer and other executive officers whose salary and bonus for fiscal 2000 exceeded $100,000:

                                                                                            Summary Compensation Table
                                                                                          ------------------------------
                                                                                                                      Long-Term
                                                                                                                     Compensation
                                                                                          Annual Compensation           Awards
                                                                                          --------------------        -----------
                                                                                                                      Securities
                                                                                                                      Underlying
Name and Principal Position                                                     Year      Salary        Bonus          Options
Dwayne M. Walker............................................................      2000      $411,050     $300,000     $1,881,890
Chairman and                                                                      1999       321,923     $101,566        950,175
Chief Executive Officer                                                           1998       187,092       50,000        335,475

                                                                                  2000      $353,125     $100,000             $0
Joe E. Arciniega, Jr. (1)...................................................      1999       173,672        1,566         50,175
Former President and Chief Operating Officer                                      1998        21,875            -        250,100

Alan D. Koslow (2)..........................................................      2000      $194,792     $100,000       $419,672
Former Executive Vice President, Chief Financial Officer, General Counsel and     1999       173,654       26,566        160,175
Secretary                                                                         1998        95,996            -        190,475

                                                                                  2000      $193,750     $100,000             $0
Othniel D. Palomino (3).....................................................      1999       134,263       26,566         50,175
Former Executive Vice President Corporate Development                             1998        80,000       12,000         40,475

                                                                                  2000      $189,583     $100,000        $17,100
Anne-Marie K. Savage........................................................      1999       134,263       26,566        122,850
Executive Vice President                                                          1998        84,167       14,000         43,475



(1) Mr. Arciniega resigned from his position as President and Chief Operating Officer on April 2, 2001.

(2) Mr. Koslow resigned from his position as Executive Vice President, Chief Financial Officer, General Counsel and Secretary on December 31, 2000.

(3) Mr. Palomino resigned from his position as Executive Vice President on February 28, 2001.

Option Grants

     During fiscal 2000, we granted options to purchase a total of 22,244,678 shares of common stock (on a pre-split basis) both outside of and under our stock option plans to our employees, directors and consultants, including the individuals listed in the Summary Compensation Table.

     The following table sets forth certain information with respect to stock options granted to each of the individuals listed in the Summary Compensation Table in fiscal 2000. All share and exercise price information is presented on a pre-split basis. In accordance with Securities and Exchange Commission rules, potential realizable values for the following table are:

     net of exercise price before taxes;

     based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the term; and

     based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

                          Option Grants in Fiscal 2000

                                                       Individual Grants
                               ---------------------------------------------------------------------  Potential Realizable Value at
                                                                                                      Assumed Annual Rates of Stock
                                                                                                          Price Appreciation
                                                                                                           for Option Term**
                                                                              Fair                     ---------------------------
                                 Number of     % of Total                    Market
                                Securities       Options                    Value on
                                Underlying     Granted to     Exercise      the Date
                                 Options       Employees In   Price of       Grant*      Expiration
Name                              Granted      Fiscal 2000    ($/share)     ($/share)        Date      0%      5%        10%
----                              -------      -----------    ---------     ---------   ---------      --   --------  ---------
                                   1,000,000           4.50%       $3.88      $3.875    5/26/2010       -   2,431,967 6,170,752
                                       5,000            .02%       $3.00       $3.00   10/12/2010       -       9,433    23,906
                                     125,000            .56%      $6.031     $3.0312    11/1/2010       -    (136,687)  228,894
                                     125,000            .56%     $5.5625       $3.00    11/2/2010       -     (84,477)  277,341
Dwayne M. Walker..............       519,245           2.33%       $0.78     $0.7812   12/19/2010     623     255,724   647,100

                                      500,00           2.25%       $3.88      $3.875    5/26/2010       -   1,215,983 3,085,376
                                       5,000            .02%       $3.00       $3.00   10/12/2010       -       9,433    23,906
Joe E. Arciniega, Jr. (1).....       138,465            .62%       $0.78     $0.7812   12/19/2010     166      68,193   172,559


                                     500,000           2.25%       $3.88      $3.875    5/26/2010       -   1,215,983 3,085,376
Alan D. Koslow (2)............         5,000            .02%       $3.00       $3.00   10/12/2010       -       9,433    23,906

                                     300,000           1.35%       $3.88      $3.875    5/26/2010       -     729,590 1,851,226
                                       5,000            .02%       $3.00       $3.00   10/12/2010       -       9,433    23,906
Othniel D. Palomino(3)........        34,616            .16%       $0.78     $0.7812   12/19/2010      42      17,048    43,140

                                     300,000           1.35%       $3.88      $3.875    5/26/2010       -     729,590 1,851,226
                                       5,000            .02%       $3.00       $3.00   10/12/2010       -       9,433    23,906
Anne-Marie K. Savage..........        69,233            .31%       $0.78     $0.7812   12/19/2010      83      34,097    86,280


-----------

* Fair market value is based on the closing price for our common stock as reported by the Nasdaq National Market on the date of grant.

** These values are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

(1) Mr. Arciniega resigned from his position as President and Chief Operating Officer on April 2, 2001.

(2) Mr. Koslow resigned from his position as Executive Vice President, Chief Financial Officer, General Counsel and Secretary on December 31, 2000.

(3) Mr. Palomino resigned from his position as Executive Vice President on February 28, 2001.

Fiscal Year-End Option Values.

         The following table presents information about options held by the executive officers named in the Summary Compensation Table and the value of those options as of December 31, 2000. All share information is on a pre-split basis. The value of in-the-money options is based on the closing price on December 31, 2000, net of the option exercise price.

                     Aggregate Option Exercises in 2000 and
                          Fiscal Year-End Option Values

                                                            Number of Securities Underlying           Value of Unexercised
                                                                 Unexercised Options at               In-the-Money Options
                                                                   December 31, 2000                  at December 31, 2000
                                                                   -----------------                  --------------------
                               Shares
                              Acquired         Value
Name                        on Exercise      Realized       Exercisable       Unexercisable       Exercisable      Unexercisable
----                        -----------      --------       -----------       -------------       -----------      -------------

Dwayne M. Walker...........        896,458     $1,882,389          600,000           1,999,245             $0.00             $0.00

Joe E. Arciniega, Jr.(1)...              0          $0.00          316,925             626,815             $0.00             $0.00

Alan D. Koslow (2).........         77,800       $419,672          215,650             435,000             $0.00             $0.00

Othniel D. Palomino (3)....              0          $0.00          506,140             239,616           $74,653             $0.00

Anne-Marie K. Savage.......          1,200        $17,100          252,537             360,571           $16,338             $0.00


(1) Mr. Arciniega resigned from his position as President and Chief Operating Officer on April 2, 2001.

(2) Mr. Koslow resigned from his position as Executive Vice President, Chief Financial Officer, General Counsel and Secretary on December 31, 2000.

(3) Mr. Palomino resigned from his position as Executive Vice President on February 28, 2001.

Employment   Contracts,   Termination   of  Employment   and   Change-in-Control
Arrangements

     Network Commerce has entered into a written employment agreement with Mr. Walker effective as of July 1, 1999, as amended by letter agreement dated as of April 5, 2001. Mr. Walker's employment agreement may be terminated by either Mr. Walker or Network Commerce at any time, upon written notice to the other. The agreement, as amended, provides for an annual salary of $450,000, and Mr. Walker is not entitled to receive a cash bonus until December 31, 2002 unless the Board of Directors determines otherwise. Mr. Walker's salary is to be reviewed at the end of each calendar year by the compensation committee and adjusted at the board's sole discretion, provided, however, that Mr. Walker's salary may not be adjusted downward without his consent. Pursuant to the employment agreement, Network Commerce grants to Mr. Walker, during eight consecutive quarters commencing on the first anniversary of the employment agreement, an option to purchase up to 125,000 shares of common stock at an exercise price equal to the closing price of Network Commerce's common stock on the Nasdaq National Market on the date of grant. The option vests in four equal semiannual installments subject to Mr. Walker's continued employment with Network Commerce. Mr. Walker receives a $400 monthly car allowance and life insurance of $2,000,000. If Mr. Walker is terminated by Network Commerce at any time without cause, or if he terminates his employment for "good reason" after we have received 30 days' notice and have failed to cure, or leaves within six months after a change in control of Network Commerce, Network Commerce will pay him a lump-sum amount equal to his annual base salary for a period of 24 months following termination and all options granted to him under this agreement shall vest. For purposes of the agreement, "good reason" means and includes the occurrence without Mr. Walker's consent of a material reduction in his title, authority, status or responsibilities or our material breach of the agreement.

     Network Commerce has entered into a written employment agreement with Ms. Anne-Marie Savage effective as of December 10, 2000. Ms. Savage's employment agreement may be terminated by either Ms. Savage or Network Commerce at any time, upon written notice to the other. The agreement provides for a monthly salary of $18,750.00, and in addition to a discretionary bonus, Ms. Savage is eligible to receive a bonus of $60,000 in October 2001 if Network Commerce reaches profitability, on a pro forma basis consistent with the company's reporting, during the third quarter of 2001. The $60,000 bonus is also contingent upon Ms. Savage being employed by the company on October 1, 2001 and delivering on at least 75% of the forecast and objectives set for her by the company's chief financial officer or president. If Ms. Savage is terminated by Network Commerce at any time for a reason other than "cause", disability or death, or if Network Commerce breaches the employment agreement and fails to cure such breach, Network Commerce will continue to pay Ms. Savage's salary for 12 months from termination. For purposes of the employment agreement, the term "cause" includes conduct that has a material adverse effect on Network Commerce, the failure to execute directives, or deliver on at least 75% of the forecast or objectives, established by the company's chief executive officer or president. If Ms. Savage terminates her employment voluntarily, Network Commerce will pay to her 3 months of base salary in standard payroll increments.

     Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan. The Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan provides that in the event of our merger with or into another corporation or a sale of all or substantially all of our assets, each option and stock purchase right will be assumed or substituted for by the successor corporation. In the event the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee will have the right to exercise all of the optioned stock, including shares as to which it would not otherwise be exercisable, for a period of 15 days from the date of notice from the administrator, after which date the option or stock purchase right will terminate.

     1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan permits eligible employees to purchase shares of common stock through payroll deductions at 85% of the lesser of the fair market value per share of the common stock on the first day of the offering period or on the purchase date. Participants generally may not purchase shares if, immediately after the grant, the participant would own stock or options to purchase shares of common stock totaling 5% or more of the total combined voting power of all of Network Commerce's capital stock, or more than $25,000 of our capital stock in any calendar year. In addition, a participant may not purchase more than 5,000 shares during any offering period. In the event of a sale of all or substantially all of our assets or the merger of Network Commerce with or into another corporation, the board of directors may accelerate the exercise date of the current purchase period to a date prior to the change in control.

     1999 Nonofficer Employee Stock Option Plan. In the event of our merger with or into another corporation or a sale of all or substantially all of our assets, each outstanding award granted under our 1999 Nonofficer Employee Stock Option Plan will be assumed or substituted for by the successor corporation. In the event the successor corporation refuses to assume or substitute for the award, the forfeiture restrictions applicable to stock awards will lapse and outstanding options will become fully exercisable for a period of 15 days from the date of notice from the plan administrator, after which date the options will terminate and no longer be exercisable.

Compensation Committee Report on Executive Compensation

     The following is the report of our compensation committee describing the compensation policies and rationale applicable to our executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2000. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into that filing.

     Non-employee directors comprise our compensation committee. The compensation committee establishes our general compensation policies as well as the compensation plans and specific compensation levels for executive officers. The compensation committee seeks to provide executive officers with competitive compensation that enables us to attract and retain employees who contribute to our success and maximize shareholder value. Specifically, for executive officers, compensation is determined according to the criteria described below.

Compensation

     The compensation committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) our financial performance over the past year based on revenues and operating results and (iii) the achievement of individual performance goals related to each executive officer's duties and area of responsibility.

Equity-Based Compensation

     The compensation committee views stock options as an important part of our long-term, performance-based compensation program. The compensation committee bases grants of stock options to our executive officers under our stock option plan on the committee's estimation of each executive's contribution to the long-term growth and profitability of Network Commerce. The stock option plan is intended to provide additional incentives to the executive officers to maximize shareholder value. Options are generally granted under the stock option plan at the then-current market price and are generally subject to two or three-year vesting periods to encourage key employees to remain with us.

Compensation of the Chief Executive Officer

     The base salary of Dwayne Walker, our Chief Executive Officer, after giving effect to the amended terms of his employment as of April 5, 2001, is set at an amount the compensation committee believes is competitive with salaries paid to executives of companies of comparable size in similar industries. In evaluating Mr. Walker's salary, the compensation committee relied upon publicly available compensation information and informal data obtained by the compensation committee with respect to cash compensation and stock option grants to similarly situated executives of high technology companies of comparable size. These companies are selected informally without the use of a compensation consultant.

     Mr. Walker's 2000 annual salary was approved by the board of directors by considering several factors, including Mr. Walker's assistance in attaining our goals for corporate revenue and operating results for the fiscal year, completing a number of significant strategic acquisitions, business alliances and relationships, launching several additional online media properties and shaping our strategic focus, market position and brand development. No set formula is used for this determination, and no particular function is weighted more than another.

Compensation of other Executive Officers

     With respect to other executive  officers  compensation,  the  Compensation
Committee sets salaries based on recommendations of the CEO, unless the officer's salary is established by written contract. The Compensation Committee compares the salaries with those of comparable positions at companies of comparable size in similar industries. These companies are selected informally without the use of a compensation consultant.

Policy on Deductibility of Compensation

     Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation that qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only on attainment of pre-established, objective performance goals under a plan approved by shareholders.

     The compensation committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the compensation committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The compensation committee will continue to monitor the compensation levels potentially payable under our cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and Network Commerce's best interests.

Summary

     The compensation committee believes that our compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to our goals. Our compensation policies will evolve over time as we move to attain the near-term goals we have set for Network Commerce while maintaining our focus on building long-term shareholder value.

                                            COMPENSATION COMMITTEE

                                            David M. Lonsdale
                                            Mark Terbeek
                                            Christopher Fenner


Audit Committee Report

     The members of the Audit Committee are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. In June 2000, the Board of Directors adopted a written Audit Committee Charter, a copy of which is provided herewith as Appendix A. The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2000 with the management of the Company. Additionally, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2000.

                                                      AUDIT COMMITTEE

                                                      David M. Lonsdale
                                                      Mark Terbeek
                                                      Christopher Fenner

Performance Graph

     Set forth below is a line graph comparing the cumulative return to the shareholders of our common stock with the cumulative return of (i) the Nasdaq U.S. Index and (ii) the Dow-Jones Internet Commerce Index for the period commencing September 29, 1999 (the date of our initial public offering) and ending on December 31, 2000. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the
Securities and Exchange Commission, and such information shall not be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that we specifically incorporate it by reference into that filing.

     Comparison of Cumulative Total Return* Among Network Commerce Inc., the Nasdaq Stock Market Composite Index and the Dow-Jones Internet Commerce Index

                                [OBJECT OMITTED]

                                                9/29/99     12/31/99   12/31/00

Network Commerce Inc..........................  $100.00     $149.26      $5.00
The Nasdaq Stock Market Composite Index.......  $100.00     $149.04     $89.63
The Dow-Jones Internet Commerce Index.........  $100.00     $112.77     $26.06

-----------

(*) Assumes $100 invested in the Company's common stock at the close of the first day of trading on September 29, 1999. Similarly, assumes $100 invested in the Nasdaq Stock Market Composite Index and the Dow-Jones Internet Commerce Index on September 29, 1999.

Related Transactions With Executive Officers, Directors and 5% Shareholders

     Since January 1, 2000, Network Commerce has entered into five loan transactions with Mr. Dwayne Walker, the company's Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer. Each loan had a term of one year and was evidenced by a promissory note executed by Mr. Walker in favor of Network Commerce. The first loan was made on May 26, 2000 in the principal amount of $1,387,322 with interest at 7% payable annually. The second loan was made on June 1, 2000 in the principal amount of $1,983,223 with interest at 7%. The third loan was made on September 19, 2000 in the principal amount of $556,140 with interest at 6.3%. The fourth loan was made on October 25, 2000 in the principal amount of $250,000 with interest at 7%. The fifth loan was made on November 16, 2000 in the principal amount of $100,000 with interest at 7%. During 2000, the largest amount of principal and accrued interest outstanding under these loans was $4,487,057 and, as of March 31, 2001, the principal and accrued interest owing under all of the outstanding loans was $4,535,380.

     In April 2001, Network Commerce entered into an agreement with Mr. Walker to resolve certain potential claims Mr. Walker may have had with respect to the withdrawal of Mr. Walker's shares of Network Commerce's common stock from its secondary public offering completed in February 2000. The terms of this agreement are set forth in a letter dated as of April 5, 2001 between Network Commerce and Mr. Walker. The agreement provides that Network Commerce will purchase 262,000 shares of its common stock from Mr. Walker in exchange for the tender of a $3.8 million note payable from Network Commerce to Mr. Walker (the

"Company Note"). Network Commerce also agreed to consolidate into a new loan (the "Loan") all of Mr. Walker's outstanding promissory notes to Network Commerce, in the aggregate principal amount of $4,535,380. The Loan will bear interest at 7% per annum and is due March 31, 2011, but Mr. Walker may prepay the Loan at any time without penalty. Interest will accrue and be due as a balloon payment on March 31, 2011. Following Network Commerce's purchase of the 262,000 shares, Mr. Walker may endorse the Company Note to Network Commerce in satisfaction of that portion of the Loan equal to the face amount of the Company Note. In addition, Mr. Walker agreed to transfer up to 1,171,158 shares of Network Commerce common stock to Network Commerce as additional payment of the Loan. Network Commerce agreed to reduce the balance of the Loan by the fair market value of the 1,171,158 shares on the date of the transfer. Network Commerce agreed to cancel the remainder of Mr. Walker's debt to Network Commerce after giving effect to the transfer of the Company Note, the purchase and transfer of the 262,000 shares and 1,171,158 shares of Network Commerce common Stock in the manner described above, and to pay Mr. Walker's withholding and employment taxes relating to such cancellation.

     On May 24, 2000, Mr. Alan Koslow, Network Commerce's former Chief Financial Officer, Executive Vice President, General Counsel and Secretary, executed a promissory note in favor of Network Commerce in the principal amount of $57,400 with interest at 7% payable annually. This note was for payment of the exercise price of certain options to acquire Network Commerce common stock. Also, on October 25, 2000, Mr. Koslow executed an additional promissory note in favor of Network Commerce in the principal amount of $77,000 with interest at 7% payable annually. This note was for repayment of a margin loan. This repayment occurred as a result of Mr. Koslow agreeing to forego sale of shares of Network Commerce common stock owned by Mr. Koslow from September 2000 to December 2000. Pursuant to a letter agreement dated May 15, 2000, as amended, Mr. Koslow had the option of paying the notes either in cash or in shares of Network Commerce common stock at a mutually agreed upon value of $3.75 per share. In February 2001, Mr. Koslow paid in full the outstanding principal amount and accrued interest owing under the notes by transferring to Network Commerce shares of Network Commerce common stock.

     On September 29, 2000, Network Commerce entered into a Mutual Contribution Agreement with Openspace Corporation and Beyond Ventures LLC, pursuant to which Network Commerce contributed $500,000 in exchange for 20% of the issued and outstanding stock of Openspace Corporation. Mr. Dwayne Walker, our Chief Executive Officer and Chairman of the Board, is a member of Beyond Ventures LLC, which owns the remaining 80% of Openspace Corporation's outstanding stock.

     Each of the foregoing and any future transactions between Network Commerce and its officers, directors and greater than 5% shareholders and their affiliates will be approved by a majority of the board of directors, including a majority of our disinterested, nonemployee directors.

                       AMENDMENT OF 1999 STOCK OPTION PLAN
                                  (Proposal #2)

     The proposed amendment to the Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan (the "1996 Plan") increases by 2,000,000 shares the total number of shares of common stock available for granting stock awards or options. The board believes the amendment is necessary to enable us to continue to attract and retain valuable employees.

     Purpose. The purpose of the 1996 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to promote the success of our business through the grant of incentive stock options and/or nonqualified stock options to purchase our common stock, and to provide added incentive to personnel by encouraging stock ownership in Network Commerce. To achieve these purposes more effectively, the board of directors believes it is in Network Commerce's best interests to increase the number of shares reserved for issuance under the 1996 Plan. Each proxy will be voted for the amendments to the 1996 Plan, if no contrary instructions are given in the proxy. A copy of the 1996 Plan, as proposed to be amended, is attached to this proxy statement as Appendix B and is incorporated herein by reference. The following description of the 1996 Plan as amended is a summary and does not purport to be a complete description. Please see Appendix B for more detailed information.

     Description of the 1996 Plan. In October 1996, our board and our shareholders adopted the 1996 plan. Our board of directors amended and restated the 1996 plan in June 1999 and in July 1999, the amendments were approved by our shareholders. In May 2000, the shareholders also approved an amendment to the 1996 Plan that increased by 166,667 shares the total number of shares of common stock available under the 1996 Plan for granting stock awards or options. Unless sooner terminated, the stock option plan will automatically terminate in 2009. A total of 700,001 shares of common stock are reserved for issuance pursuant to the 1996 Plan. In addition, the 1996 Plan provides for automatic annual increases equal to to (i) 50,000 Shares, (ii) 3% of the Outstanding Shares on such date or (iii) a lesser amount determined by the Board. As of December 31, 2000, options to purchase 106,488 shares of common stock had been exercised and options to purchase 594,869 shares of common stock were outstanding under the 1996 Plan with a weighted-average exercise price of $76.8413 per share. Options may be granted to employees under the 1996 Plan as incentive stock options within the meaning of Section 422 of the Internal Revenue Code or to any employee, director or consultant of Network Commerce as nonqualified stock options or stock purchase rights. As of June 30, 2001, 85 of Network Commerce's employees were participating in the 1996 Plan. As of June 30, 2001, options to purchase an aggregate of 318,678 shares of common stock were outstanding under the 1996 Plan (net of forfeitures by such employees who subsequently terminated their employment with Network Commerce), at exercise prices ranging from $1.36 to $251.26 per share, with a weighted average exercise price of $43.8872 per share. As of June 30, 2001, 124,861 shares of common stock remained available for grant under the 1996 Plan.

     Administration. The 1996 Plan is administered by the board of directors. The board has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to the option, and the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the board of directors has the authority to amend, suspend or terminate the 1996 Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the stock option plan without the option holder's consent.

     Term. Options and stock purchase rights granted under the stock option plan generally are not transferable by the optionee, and each option and stock purchase right generally is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1996 Plan generally must be exercised within three months following termination of an optionee's status as an employee, director or consultant of Network Commerce or within 12 months following termination of an optionee by death or disability, but in no event later than the expiration of the option's 10-year term. In the case of stock purchase rights, unless the administrator determines otherwise, a restricted stock purchase agreement shall grant us a repurchase option that lapses at a rate determined by the plan administrator. The purchase price for shares repurchased pursuant to a restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The 1996 Plan provides that in the event of our merger with or into another corporation or a sale of all or substantially all of our assets, each option and stock purchase right will be assumed or substituted for by the successor corporation. In the event the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee will have the right to exercise all of the optioned stock, including shares as to which it would not otherwise be exercisable, for a period of 15 days from the date of notice from the administrator, after which date the option or stock purchase right will terminate.

     Exercise of Options. The exercise price of all incentive stock options granted under the 1996 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options granted under the 1996 Plan is determined by the board of directors. The term of all options granted under the 1996 Plan may not exceed 10 years. The exercise price may be paid to us, at the discretion of the Plan Administrator, in cash, by check, by delivering common stock already owned by the optionee for a period of at least six months (valued at its fair market at the time of exercise), by a full-recourse promissory note, or by a combination of these forms. Upon exercise, the tax withholding obligations may be satisfied by paying cash, having shares withheld or transferring shares to Network Commerce.

     Federal Income Tax Consequences. The material U.S. federal income tax consequences to Network Commerce and to any person granted an option under the 1996 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and is based on present law and regulations as in effect on the date of this proxy statement.

     Nonqualified Stock Options. No income will be recognized by an optionee upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares' holding period will begin on the day after the exercise date. If the optionee uses already-owned shares to pay the exercise price of a nonqualified stock option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

     Incentive Stock Options. No income will be recognized by an optionee upon the grant of an incentive stock option. Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability), the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of
(a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arm's length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (a) the amount realized by the optionee upon that disposition of the shares and (b) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee. The rules for the tax treatment of a nonqualified stock option also apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of disability, as defined in the 1996 Plan).

     Company Deduction. In all the foregoing cases, Network Commerce will be entitled to a deduction at the same time and in the same amount as the participant recognizes in ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code, under which certain compensation payments in excess of $1 million are not deductible by Network Commerce. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million paid to either Network Commerce's chief executive officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Stock options granted under the 1996 Plan are intended to qualify for this performance-based exception. As of August 6, 2001, the last reported sale price per share of our common stock on the Nasdaq National Market was $0.43.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                          AMENDMENTS TO THE 1996 PLAN.

              ISSUANCE OF COMMON STOCK UNDER EQUITY LINE OF CREDIT
                                  (Proposal #3)


     On July 10, 2001, we entered into a Common Stock Purchase Agreement with Cody Holdings Inc. to provide us with up to $18 million in equity financing (the "Equity Line of Credit"). We have the right, but not the obligation during the 18-month term of the Equity Line of Credit, to obtain equity financing through the issuance of our Common Stock to Cody Holdings, Inc. in a series of periodic draw-downs at a 7% discount to the market price at the time of sale as determined in the transaction documentation (unless our common stock trades on the OTC Bulletin Board, in which case a 10% discount will apply). If we were to fully exercise our rights to draw down the maximum amount of $18.0 million, it would result in us issuing approximately 45,000,000 shares of our common stock based on our recent market price of common stock. This example is provided solely for illustration and the shares of Common Stock may be sold to Cody Holdings, Inc. during this period at times and in amounts, subject to certain minimum and maximum volumes, determined at our discretion. In addition, prior to the first draw-down we must file a registration statement with the Securities and Exchange Commission (the "Commission") and such registration statement must be declared effective by the Commission. We expect to use the proceeds of the Equity Line of Credit for general corporate purposes. We believe that this financing will allow us to execute upon the growth of our core businesses.

     We are required to seek approval for the authorization of any issuance of our capital stock in excess of 20% of outstanding shares pursuant to applicable Nasdaq Stock Market listing requirements. In the event we are no longer subject to these Nasdaq requirements, shareholder approval of this transaction is no longer required. Based on the number of draw downs we make on our Equity Line of Credit we may issue in excess of 20% of our outstanding shares.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                    APPROVAL OF THE ISSUANCE OF COMMON STOCK
                  IN CONNECTION WITH OUR EQUITY LINE OF CREDIT

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Network Commerce's officers, directors and persons who own more than 10% of a registered class of Network Commerce's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-10% shareholders are required by Commission regulation to furnish Network Commerce with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that during 2000 our officers, directors and greater-than-10% beneficial owners complied with all filing requirements required by Section 16(a) that are applicable to them.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Our board of directors has selected Andersen LLP to serve as independent public accountants. Andersen LLP has served as our independent public accountants since August 1998. On August 7, 1998, we dismissed Ernst & Young LLP as our independent accountants. Ernst & Young LLP's report on our consolidated financial statements for the two years ended December 31, 1997 does not cover our consolidated financial statements included in the annual report to shareholders. Ernst & Young LLP's reports on the financial statements for the years ended December 31, 1996 and 1997 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change independent accountants was approved by the board of directors. During the years ended December 31, 1996 and 1997 and through August 1998, there were no reportable events, as defined in regulations of the Commission, or disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Prior to retaining Andersen LLP, we had not consulted with Andersen LLP regarding accounting principles.

     The aggregate fees billed for professional services rendered by Andersen LLP for fiscal year 2000 are as follows:

(1) Audit Fees (for audit of our annual financial statements for fiscal year 2000 and reviews of our quarterly financial statements)....................................................... $155,000

(2) Financial Information and Systems Design and Implementation Fees (for designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the financial statements taken
    as a whole).......................................................        0

(3) All Other Fees (for all other services)........................... $573,404

     The Audit Committee has considered whether the provision of financial information and systems design and implementation services and other services is compatible with maintaining the independence of Andersen LLP. None of the hours expended on Andersen LLP's engagement to audit the Company's financial statements for fiscal year 2000 were attributed to work performed by persons other than the full-time, permanent employees of Andersen LLP.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in Network Commerce's proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at Network Commerce's 2002 Annual Meeting must give notice of the proposal to Network Commerce no later than December 21, 2001 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. A shareholder must have been a registered or beneficial owner of at least one percent of the outstanding shares of common stock or shares of common stock with a market value of $2,000 for at least one year prior to submitting the proposal and the shareholder must continue to own such stock through the date on which the meeting is held. In addition, if Network Commerce receives notice of a shareholder proposal after March 6, 2002, the persons named as proxies in the proxy statement for the 2002 annual meeting will have discretionary voting authority to vote on such proposal at the 2002 annual meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to Network Commerce by February 19, 2002. Receipt by Network Commerce of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Network Commerce's proxy materials or its presentation at the 2002 annual meeting because there are other requirements in the proxy rules.

                                  OTHER MATTERS

     As of the date of this proxy statement, the board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than the matters specifically referred to in this proxy statement. If other matters properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

     Copies of our 2000 annual report to shareholders are being mailed to shareholders, together with this proxy statement, form of proxy and notice of annual meeting of shareholders. Additional copies may be obtained from the Secretary of Network Commerce, 411 First Avenue South, Suite 200 North, Seattle, Washington 98104.

     We will furnish a copy of any of the exhibits listed in our Annual Report on Form 10-K upon payment to us by the requesting party of our reasonable expenses to so furnish the exhibit(s) requested. Alternatively, copies of the exhibits may be obtained at the prescribed rates from the Public Reference Room of the Securities Exchange Commission, located at 450 Fifth Street, N.W., Washington, D.C. or through the Edgar system located on the Internet at http://www.sec.gov.

                           ANNUAL REPORT ON FORM 10-K

     NETWORK COMMERCE'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS AMENDED, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED IN NETWORK COMMERCE'S 2000 ANNUAL REPORT TO SHAREHOLDERS.

                                      By Order Of The Board Of Directors,

                                      Dwayne M. Walker
                                      Chairman of the Board and
                                      Chief Executive Officer

Seattle, Washington
August 22, 2001

                                                                  APPENDIX A


                              NETWORK COMMERCE INC.

                             AUDIT COMMITTEE CHARTER

                                  June 15, 2000

I. GENERAL FUNCTIONS, AUTHORITY, AND ROLE

     The audit committee is a committee of the board of directors. Its primary function shall be to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the systems of internal controls that management and the board of directors have established, and the company's audit process.

     The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the audit committee shall have the authority to retain special legal, accounting, or other consultants to advise it, and may request any officer or employee of the company, its outside legal counsel or outside auditor to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee.

     The company's outside auditor shall be accountable to the board of directors and toe the audit committee, and the board of directors and the audit committee shall have the authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor. In the course of fulfilling its specific responsibilities hereunder, the audit committee shall strive to maintain an open avenue of communication between the company's outside auditor and the board of directors.

     The responsibilities of a member of the audit committee shall be in addition to such member's duties as a member of the board of directors.

     While the audit committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the audit committee to plan or conduct audits or to determine whether the company's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor. Nor shall it be the duty of the audit committee to conduct investigations, or resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations or the company's own policies or code of conduct.

II. MEMBERSHIP

     The membership of the audit committee shall consist of at least three members of the board of directors who shall serve at the pleasure of the board of directors. The membership of the audit committee shall meet the independence and financial literacy and experience requirements of The Nasdaq Stock Market, Inc. or similar requirements of such other securities exchange or quotation system as may from time to time apply to the company.

     Audit committee members and the committee chair shall be designated by the full board of directors upon the recommendation of the nominating committee.

III. RESPONSIBILITIES

     The responsibilities of the audit committee shall be as follows:

     A. GENERAL

     1. Meet at least twice per year, or more frequently as circumstances or the obligations of the audit committee require.

     2. Report audit committee actions to the board of directors with such recommendations as the committee may deem appropriate.

     3. Annually review and reassess the adequacy of this charter and submit it to the board of directors for approval.

     4. Perform such functions as may be assigned by law, the company's certificate of incorporation or bylaws, or the board of directors.


     B. OUTSIDE AUDITOR


     1. As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor.

     2. Recommend to the board of directors the outside auditor to be nominated, approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor.

     3. Take reasonable steps to confirm the independence of the outside auditor, which shall include (a) ensuring receipt from the outside auditor a formal written statement delineating all relationships between the outside auditor and the company, consistent with Independence Standards Board Standard No. 1, (b) discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and (c) as necessary, taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

     C. AUDIT PROCESS AND RESULTS

     1. Consider, in consultation with the outside auditor, the audit scope and plan of the internal auditors and the outside auditor.

     2. Review with the outside auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of the audit resources.

     3. Consider and review with the outside auditor:

     (a) The adequacy of the company's internal controls including computerized information system controls and security.

     (b) Any related significant findings and recommendation of the outside auditor together with management's responses thereto.

     (c) The matters required to be discussed by Statement on Auditing Standards No. 61, as the same bay be modified and supplemented from time to time.

     4. Review and discuss with management and the outside auditor at the completion of the annual examination:

     (a) The company's audited financial statements and related footnotes.

     (b) The outside auditor's audit of the financial statements and their report thereon.

     (c) Any significant changes required in the outside auditor's audit plan.

     (d) Any serious difficulties or disputes with management encountered during the course of the audit.

     (e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

     5. Consider and review with management:

     (a) Significant findings during the year and management's responses thereto.

     (b) Any difficulties encountered in the course of the outside auditor' audits, including any restrictions on the scope their work or access to required information.

     (c) Any changes required in the planned scope of the audit plan.

     6. Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

     7. Meet with the outside auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

     D. SECURITIES AND EXCHANGE COMMISSION FILINGS

     1. Review filings whit the Securities and Exchange Commission and other published documents containing the company's financial statements.

     2. Review with management and the outside auditor the interim financial reports before they are released to the public or files with the Securities and Exchange Commission.

     Review with management and the outside auditor the draft of the quarterly earnings release and the results of the auditor's interim or annual review before thy are released to the public or files with the Securities and Exchange Commission or other regulators.

     3. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.


E. INTERNAL CONTROLS AND LEGAL MATTERS

     1. Review the company's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor.

     2. Review legal and regulatory matters that may have a material impact on the financial statements and review related company compliance policies.

                                                                  APPENDIX B


                              NETWORK COMMERCE INC.

                              AMENDED AND RESTATED

                    1996 COMBINED INCENTIVE AND NONQUALIFIED

                                STOCK OPTION PLAN


     1. Purposes of the Plan. The purposes of this Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan are:

     to attract and retain the best available personnel for positions of substantial responsibility,

     to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business.

     Options   granted  under  the  Plan  may  be  Incentive  Stock  Options  or
Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

     (f) "Common Stock" means the common stock of the Company.

     (g) "Company" means Network Commerce Inc., a Washington corporation.

     (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

     (i) "Director" means a member of the Board.

     (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

     (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

     (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (r) "Option" means a stock option granted pursuant to the Plan.

     (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

     (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

     (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

     (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (x) "Plan" means this Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan.

     (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(z) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

     (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (bb) "Section 16(b) " means Section 16(b) of the Exchange Act. - (cc) "Service Provider" means an Employee, Director or Consultant.

     (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

     (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.


     (ff)  "Subsidiary"  means  a  "subsidiary  corporation",   whether  now  or
hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,700,001 Shares, plus an annual increase to be added on each anniversary date of the Plan equal to the lesser of (i) 50,000 Shares, (ii) 3% of the Outstanding Shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

     (a) Procedure.

          (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, - subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i)  to determine the Fair Market Value;

          (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

          (iii)to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

          (iv) to approve forms of agreement for use under the Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (vii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (viii) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

          (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld (up to the employer's minimum required tax withholding rate) . The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. Subject to the foregoing, all elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

          (xi) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

     (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options:

          (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

          (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

          (iii)The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

          (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and
               (ii) above.


     (d) The granting of annual Options to non-Employee Directors shall not be subject to the Company's discretion, but rather shall be made pursuant to a non-discretionary stock option grant program under the Plan, which program is approved by a majority of the Board.

     7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

     (a)  Exercise  Price.  The per share  exercise  price for the  Shares to be
issued   pursuant  to  exercise  of  an  Option  shall  be   determined  by  the
Administrator, subject to the following:

          (i)  In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option, whether or not such Option is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be determined by the Administrator and shall not be less than 100% of the Fair Market Value per Share on the date of grant.

          (iii)Notwithstanding the foregoing, (A) Options may be granted with a per Share exercise price (1) of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction and (2) equal to or greater than 85% of the Fair Market Value on the date of grant if the discount is expressly granted in lieu of a reasonable amount of salary or cash bonus and (B) the total number of Nonstatutory Stock Options that the Administrator may grant at a per Share exercise price less than 100% of the Fair Market Value per Share on the date of grant (excluding those Options issued in accordance with clause
               (A)(1) above) shall be equal to or less than 10% of the total number of Options that may be optioned and sold under the Plan at the time of grant.

     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

          (i)  cash;

          (ii) check;

          (iii) promissory note;

          (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.


     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11. Stock Purchase Rights.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

     (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the

Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.


     14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.


15.      Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend or alter the Plan without shareholder approval.


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     (b) Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     16. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.




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